                                                                    EXHIBIT 4.11

                       AMENDMENT NO. 6 AND WAIVER TO THE
                               CREDIT AGREEMENT

                                                     Dated as of August 5, 2003

   AMENDMENT NO. 6 AND WAIVER TO THE CREDIT AGREEMENT among DRESSER, INC., a Delaware corporation (the "U.S. Borrower"), and D.I. LUXEMBOURG S.A.R.L., a corporation organized and existing under the laws of Luxembourg (the "Euro Borrower", and, collectively with the U.S. Borrower, the "Borrowers"), DEG ACQUISITIONS, LLC, a limited liability company organized and existing under the laws of Delaware ("DEG Acquisitions"), DRESSER HOLDINGS, INC., a Delaware corporation ("Dresser Holdings"), the Subsidiary Guarantors party to the Credit Agreement referred to below (the "Subsidiary Guarantors"), the banks, financial institutions and other institutional lenders party to the Credit Agreement referred to below (collectively, the "Lenders"), WELLS FARGO BANK TEXAS, N.A., as the swing line bank, MORGAN STANLEY & CO. INCORPORATED, as collateral agent (the "Collateral Agent"), MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent (the "Administrative Agent") for the Lenders and CREDIT SUISSE FIRST BOSTON, as syndication agent (the "Syndication Agent", and together with the Collateral Agent and the Administrative Agent, the "Agents").

   PRELIMINARY STATEMENTS:

   (1) The Borrowers, DEG Acquisitions, the Subsidiary Guarantors, the Lenders and the Agents have entered into a Credit Agreement dated as of April 10, 2001, as amended by Amendment No. 1 thereto dated as of March 13, 2002, Amendment No. 2 thereto dated as of June 17, 2002, Amendment No. 3 thereto dated as of December 11, 2002, Amendment No. 4 and Waiver thereto dated as of March 31, 2003 and Amendment No. 5 dated as of June 30, 2003 (such Credit Agreement, as amended, supplemented or otherwise modified through the date hereof, the "Credit Agreement"). Dresser Holdings has entered into an Assignment and Assumption Agreement dated as of July 3, 2002 with DEG Acquisitions whereby Dresser Holdings assumed the duties and liabilities of DEG Acquisitions under the Credit Agreement and the Security Agreement. Capitalized terms not otherwise defined in this Amendment No. 6 and Waiver have the same meanings as specified in the Credit Agreement.

   (2) The Borrowers have requested that the Lenders amend (i) certain provisions of the Credit Agreement and (ii) waive certain Defaults and Events of Default under the Credit Agreement, in each case as provided herein.

   (3) The Lenders party hereto, constituting not less than the Required Lenders are, on the terms and conditions stated below, willing to grant the request of the Borrowers as hereinafter set forth.

   NOW, THEREFORE, for good and valuable consideration the sufficiency of which is hereby acknowledged, and subject to the terms and conditions of this Amendment No. 6 and Waiver, the parties agree as follows:

                       Amendment No. 6 and Waiver to the
                           Dresser Credit Agreement

   SECTION 1. The Amendment. Subject to the satisfaction of the conditions precedent set forth in Section 3, the Credit Agreement is, effective as of the date hereof, hereby amended as follows:

       (a) The following definitions are hereby added to Section 1.01 of the Credit Agreement in correct alphabetical order:

          ""Amendment No. 5 " means Amendment No. 5 to this Agreement dated as of June 30, 2003 among the Borrowers, DEG Acquisitions, the Subsidiary Guarantors, the Lenders party thereto and the Agents."

          ""Amendment No. 6 and Waiver " means Amendment No. 6 and Waiver to this Agreement dated as of August 5, 2003 among the Borrowers, DEG Acquisitions, the Subsidiary Guarantors, the Lenders party thereto and the Agents."

          ""Amendment No. 6 and Waiver Effective Date" has the meaning set forth in Section 3 of Amendment No. 6 and Waiver."

       (b) The definition of "EBITDA" is amended in full to read:

          ""EBITDA" means, in each case of the U.S. Borrower and each of its Subsidiaries, for any period, the sum (without duplication) of (a) Net Income, (b) to the extent Net Income has been reduced thereby, (i) all income taxes and foreign withholding taxes paid or accrued for such period, (ii) Interest Expense, (iii) Non-cash Charges less any non-cash items increasing Net Income for such period (other than normal accruals in the ordinary course of business), (iv) any cash charges resulting from the Transactions and the related financings that, in each case, are incurred prior to the six month anniversary of the Initial Extension of Credit, and (v) any non-capitalized transactions costs incurred in connection with actual, proposed or abandoned financings, acquisitions or divestitures, including, but not limited to, financing and refinancing fees and costs incurred in connection with the Transactions, all as determined in accordance with GAAP for such period, (c) an allowance for losses (including lost earnings and incremental costs) incurred by the U.S. Borrower during the second and third fiscal quarters of the Fiscal Year ended December 31, 2003 attributable to a labor dispute at the Waukesha plant commencing on or about May 1, 2003, as reasonably determined in good faith by the U.S. Borrower, in an aggregate amount for all such losses under this clause (c) not to exceed $13,000,000, and (d) (1) fees and expenses related to or resulting from the re-audit and restatement of financial statements of the U.S. Borrower and its Subsidiaries (including the fees of accountants, legal counsel and others engaged to perform services in connection therewith),
       (2) fees payable and expenses incurred in connection with Amendment No. 4 and Waiver, Amendment No. 5 and Amendment No. 6 and Waiver, and (3) fees payable in an aggregate amount reasonably approved by the Administrative Agent and expenses incurred in connection with a consent solicitation relating to Section 4.03 of the Indenture under which the Senior Subordinated Debt was issued.

                       Amendment No. 6 and Waiver to the
                           Dresser Credit Agreement

       Notwithstanding the foregoing, for purposes of the periods specified below, Consolidated EBITDA of the U.S. Borrower and its Subsidiaries shall mean the amount specified below:

                 Quarter Ending               Consolidated EBITDA
               ------------------             -------------------
               December 31, 2000 .........     U.S.$ 58,300,000

               March 31, 2001 ............     U.S.$ 54,900,000
               June 30, 2001 .............     U.S.$ 56,067,000
               September 30, 2001 ........     U.S.$ 58,920,000
               December 31, 2001 .........     U.S.$ 59,652,000

               March 31, 2002 ............     U.S.$ 43,691,000
               June 30, 2002 .............     U.S.$ 47,700,000
               September 30, 2002 ........     U.S.$ 46,900,000
               December 31, 2002 .........     U.S.$ 29,400,000

               March 31, 2003 ............     U.S.$ 38,332,000

      (c) The definition of "Applicable Margin" is amended by deleting the last two sentences in their entirety and substituting therefor the following:

          "Notwithstanding anything herein to the contrary but subject to the immediately succeeding sentence, for all purposes of the Agreement, the Applicable Margin shall be at Level VI during the period beginning on January 1, 2003 and ending on the date that the conditions set forth in
       Section 5.01(p) are met, and thereafter shall be determined in accordance with this definition without giving effect to this sentence. For all purposes of the Agreement, the Applicable Margin in effect from time to time pursuant to any of the foregoing for each of the Eurodollar Rate Advances and the Base Rate Advances shall increase by (x) during the period of time beginning on the Amendment No. 4 and Waiver Effective Date and ending on the date immediately prior to the Amendment No. 6 and Waiver Effective Date, 0.50%; and (y) during the period of time beginning on the Amendment No. 6 and Waiver Effective Date through the end of the Suspension Period, 1.00%."

      (d) The definition of "Suspension Period" is amended in full to read as follows:

          ""Suspension Period" means the period of time beginning on the Amendment No. 4 and Waiver Effective Date and ending on the earlier of
       (i) December 15, 2003 and (ii) the date on which the Agents receive (x) the audited annual financial statements for the U.S. Borrower and its Subsidiaries for the Fiscal Year ended in 2002 and (y) the revised, audited financial statements for the U.S. Borrower and its Subsidiaries for the Fiscal Year ended in 2001, in each case, in accordance with the requirements set forth in Section 5.01(p)."

                       Amendment No. 6 and Waiver to the
                           Dresser Credit Agreement

      (e) Section 5.01 is amended by adding the following clause (p) at the end thereof:

          "(p) Prior to December 15, 2003, the U.S. Borrower shall furnish to the Agents and the Lender Parties revised, audited annual financial statements for the Fiscal Year ended in 2001 and audited annual financial statements for the Fiscal Year ended in 2002, in each case as required by Section 5.03(b)."

      (f) Section 5.02(n) of the Credit Agreement is amended by deleting the amount "$15,000,000" specified in clause (1) thereof and substituting therefor the amount "$35,000,000".

   SECTION 2. Waiver and Standstill. (a) Subject to Section 3 hereof, the Required Lenders hereby waive any Default or Event of Default in respect of the provisions of Sections 2.06(b)(ii) (but only in respect of equity proceeds in an amount not greater than $10,000,000 used to finance an asset acquisition), 2.07(a), 2.08(c), 3.01(a)(vi), 3.01(c), 3.01(e), 3.01(i), 3.02, 4.01(g),
4.01(h), 4.01(i), 4.01(j), 4.01(q)(ii), 5.01(a), 5.01(g), 5.02(b)(ii)(F) and
(G), 5.02(f)(vii), (viii) and (ix), 5.02(g), 5.03(a), 5.03(b), 5.03(c),
5.03(d), 5.04(a) and 5.04(b) of the Credit Agreement and any related or substantially comparable provision of any Loan Document, in each case consisting of, resulting from or relating in any respect to (i) the re-audit, revision or restatement of any financial statement delivered prior to the date of this Amendment by the U.S. Borrower or any of its Subsidiaries (including, without limitation, any misstatement therein or in any certificate, representation or warranty relating thereto and any error, defect or deficiency in accounting procedures or in the application of accounting principles reflected thereby or relating thereto or the absence of audited financial statements for any fiscal period prior to Fiscal Year 2001), (ii) any failure to deliver any such financial statement when or as required, except as required by Section 5.01(p), (iii) any failure to comply with any obligation that became required to be performed or observed under any of such provisions by reason of the occurrence of any such Default or Event of Default or (iv) any misstatement as to the absence of any such Default or Event of Default.

   (b) Subject to Section 3 hereof, the Required Lenders waive any Default or Event of Default now existing or hereafter arising under Section 6.01(e) of the Credit Agreement resulting from a default under Section 4.03 of the Indenture under which the Senior Subordinated Debt was issued; provided, however, that the exercise by the Trustee or the requisite holders of Senior Subordinated Notes of their right to give a notice of acceleration pursuant to Section 6.02 of such Indenture by reason of the existence of such default under Section 4.03 of the Indenture shall constitute an immediate Event of Default.

   SECTION 3. Conditions of Effectiveness. This Amendment No. 6 and Waiver shall become effective as of the first date (the "Amendment No. 6 and Waiver Effective Date") on which each of the following conditions precedents shall have been satisfied:

      (a) The Administrative Agent shall have received counterparts of this Amendment No. 6 and Waiver executed by the Borrowers, DEG Acquisitions, Dresser Holdings and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Amendment No. 6 and Waiver.

                       Amendment No. 6 and Waiver to the
                           Dresser Credit Agreement

      (b) All of the accrued fees and expenses of the Administrative Agent (including the accrued fees and expenses of counsel for the Administrative Agent) for which invoices shall have been submitted shall have been paid in full.

      (c) The Administrative Agent shall have received the consent attached hereto duly executed by each Guarantor and each Grantor.

      (d) The U.S. Borrower shall have paid to the Administrative Agent, for the benefit of the applicable Lenders, a fee equal to 0.25% of the aggregate Commitments of each Lender that has executed and delivered this Amendment No. 6 and Waiver on or before August 5, 2003.

   This Amendment No. 6 and Waiver is subject to the provisions of Section 9.01 of the Credit Agreement.

   SECTION 4. Representations and Warranties of the Borrower. Each Borrower represents and warrants as follows:

      (a) On the date hereof, after giving effect to this Amendment No. 6 and Waiver, (i) no event has occurred and is continuing, or would result from the effectiveness of this Amendment No. 6 and Waiver, that constitutes a Default and (ii) all representations and warranties set forth in the Loan Documents shall be true and correct in all material respects.

      (b) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Borrowers of this Amendment No. 6 and Waiver and by the Guarantors and the Grantors of the consent attached hereto or other transactions contemplated hereby.

      (c) This Amendment No. 6 and Waiver has been duly executed and delivered by the Borrowers. The consent attached hereto has been duly executed and delivered by each of the Guarantors and the Grantors. This Amendment No. 6 and Waiver and each of the other Loan Documents, as amended hereby, to which each Borrower, each Guarantor and each Grantor is a party are legal, valid and binding obligations of such Borrower, such Guarantor and such Grantor, as applicable, enforceable against such Borrower, such Guarantor and such Grantor, as applicable, in accordance with their respective terms.

   SECTION 5. Reference to and Effect on the Credit Agreement and the Notes.
(a) On and after the effectiveness of this Amendment No. 6 and Waiver, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment No. 6 and Waiver.

   (b) The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Amendment No. 6 and Waiver, are and shall continue to be in

                       Amendment No. 6 and Waiver to the
                           Dresser Credit Agreement
full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case as amended by this Amendment No. 6 and Waiver.

   (c) The execution, delivery and effectiveness of this Amendment No. 6 and Waiver shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

   SECTION 6. Execution in Counterparts. This Amendment No. 6 and Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment No. 6 and Waiver by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment No. 6 and Waiver.

   SECTION 7. Governing Law. This Amendment No. 6 and Waiver shall be governed by, and construed in accordance with, the laws of the State of New York.

                     [SIGNATURE PAGES IMMEDIATELY FOLLOW]

                       Amendment No. 6 and Waiver to the
                           Dresser Credit Agreement

   IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 6 and Waiver to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                              DRESSER, INC., as U.S. Borrower

                                              By
                                                  -----------------------------
                                                  Name:
                                                  Title:

                       Amendment No. 6 and Waiver to the
                           Dresser Credit Agreement

                                            D.I. LUXEMBOURG S.A.R.L., as Euro
                                            Borrower

                                            By _______________________________
                                                Name:
                                                Title:

                       Amendment No. 6 and Waiver to the
                            Dresser Credit Agreement

                                    DEG ACQUISITIONS, LLC

                                    By: FIRST RESERVE FUND VIII, L.P., a
                                        Delaware limited partnership, its
                                        Manager
                                        By: FIRST RESERVE GP VIII, L.P., a
                                            Delaware limited partnership, its
                                            general partner
                                            By: FIRST RESERVE CORPORATION, a
                                                Delaware corporation, its
                                                general partner

                                            By: ______________________________
                                                Name:
                                                Title:

                       Amendment No. 6 and Waiver to the
                            Dresser Credit Agreement

                                            DRESSER HOLDINGS, INC.

                                            By _______________________________
                                                Name:
                                                Title:

                       Amendment No. 6 and Waiver to the
                            Dresser Credit Agreement

                                            MORGAN STANLEY SENIOR FUNDING, INC.,
                                            as Administrative Agent

                                            By _______________________________
                                                Name:
                                                Title:

                       Amendment No. 6 and Waiver to the
                            Dresser Credit Agreement

                                            MORGAN STANLEY & CO. INCORPORATED,
                                            as Collateral Agent

                                            By _______________________________
                                                Name:
                                                Title:

                       Amendment No. 6 and Waiver to the
                            Dresser Credit Agreement

                                            CREDIT SUISSE FIRST BOSTON, as
                                            Syndication Agent

                                            By _______________________________
                                                Name:
                                                Title:

                                            By _______________________________
                                                Name:
                                                Title:

                       Amendment No. 6 and Waiver to the
                            Dresser Credit Agreement

                                            GENERAL ELECTRIC CAPITAL
                                            CORPORATION, as Co-Documentation
                                            Agent

                                            By _______________________________
                                                Name:
                                                Title:

                       Amendment No. 6 and Waiver to the
                            Dresser Credit Agreement

                                         REVOLVING CREDIT LENDERS, TRANCHEA
                                         EURO TERM LENDERS AND TRANCHE AU.S.
                                         TERM LENDERS

                                           _____________________________________
                                           [Print Name of Financial Institution]

                                             By ____________________________
                                                Name:
                                                Title:

                       Amendment No. 6 and Waiver to the
                           Dresser Credit Agreement

                                         TRANCHE B TERM LENDERS
                                            ____________________________________
                                           [Print Name of Financial Institution]

                                             By ____________________________
                                                Name:
                                                Title:

                       Amendment No. 6 and Waiver to the
                           Dresser Credit Agreement

                                         ISSUING BANKS

                                             WELLS FARGO BANK, N.A.

                                             By ____________________________
                                                Name:
                                                Title:

                       Amendment No. 6 and Waiver to the
                           Dresser Credit Agreement

                                         CREDIT SUISSE FIRST BOSTON

                                             By ____________________________
                                                Name:
                                                Title:

                                             By ____________________________
                                                Name:
                                                Title:

                       Amendment No. 6 and Waiver to the
                           Dresser Credit Agreement

                                         SWING LINE BANK

                                             WELLS FARGO BANK TEXAS, N.A.

                                             By ____________________________
                                                Name:
                                                Title:

                       Amendment No. 6 and Waiver to the
                           Dresser Credit Agreement

                                    CONSENT

                                                      Dated as of August 5, 2003

   Each of the undersigned as a Loan Party under the Credit Agreement referred to in the foregoing Amendment No. 6 and Waiver and as Grantor under the Security Agreement dated as of April 10, 2001 (as amended, supplemented or otherwise modified from time to time, the "Security Agreement") in favor of the Collateral Agent, for its benefit and the benefit of the Lenders party to the Credit Agreement referred to in the foregoing Amendment No. 6 and Waiver, hereby consents to such Amendment No. 6 and Waiver and hereby confirms and agrees that
(a) notwithstanding the effectiveness of such Amendment No. 6 and Waiver, each Loan Document is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment No. 6 and Waiver, each reference in each Loan Document to the "Credit Agreement", "thereunder", "thereof" or words of like import shall mean and be a reference to the Credit Agreement, as amended by such Amendment No. 6 and Waiver, and (b) the Collateral Documents to which such Grantor is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Secured Obligations (in each case, as defined therein).

                                      DEG ACQUISITIONS, LLC

                                      By: FIRST RESERVE FUND VIII, L.P., a
                                          Delaware limited partnership, its
                                          Manager
                                          By: FIRST RESERVE GP VIII, L.P., a
                                              Delaware limited partnership,
                                              its general partner
                                              By: FIRST RESERVE CORPORATION,
                                                  a Delaware corporation, its
                                                  general partner

                                              By: ____________________________
                                                  Name:
                                                  Title:

                       Amendment No. 6 and Waiver to the
                           Dresser Credit Agreement

                                         DRESSER HOLDINGS, INC.

                                             By ____________________________
                                                Name:
                                                Title:

                                         DRESSER INTERNATIONAL, INC.

                                             By ____________________________
                                                Name:
                                                Title:

                                         DRESSER RE, INC.

                                             By ____________________________
                                                Name:
                                                Title:

                                         DRESSER RUSSIA, INC.

                                             By ____________________________
                                                Name:
                                                Title:

                                         LVF HOLDING CORPORATION

                                             By ____________________________
                                                Name:
                                                Title:

                                         MODERN ACQUISITION, INC.

                                             By ____________________________
                                                Name:
                                                Title:

                       Amendment No. 6 and Waiver to the
                           Dresser Credit Agreement

                                         DRESSER ENTECH, INC.

                                             By ____________________________
                                                Name:
                                                Title:

                                         RING-O VALVE, INCORPORATED

                                             By ____________________________
                                                Name:
                                                Title:

                       Amendment No. 6 and Waiver to the
                           Dresser Credit Agreement